Exhibit 99.1

   GENESEE & WYOMING REPORTS 28.6 PERCENT INCREASE IN NET INCOME FOR THE FIRST
        QUARTER OF 2006; NORTH AMERICAN NET INCOME INCREASES 47.8 PERCENT

     GREENWICH, Conn., May 2, 2006 /PRNewswire-FirstCall/ -- Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported that net income in the first quarter of 2006 increased 28.6 percent to $14.0 million, compared to net income of $10.9 million in the first quarter of 2005. Net income from GWI's North American operations increased 47.8 percent to $12.6 million in the first quarter of 2006 compared with $8.5 million in the first quarter of 2005. GWI's diluted earnings per share in the first quarter of 2006 increased 26.9 percent to $0.33 with 42.4 million shares outstanding, compared to diluted earnings per share of $0.26 with 41.5 million shares outstanding in the first quarter of 2005.

     On February 13, 2006, GWI and its 50-percent joint venture partner, Wesfarmers Limited, entered into a definitive agreement to sell the Western Australia operations and certain other assets of the Australian Railroad Group
(ARG) to Queensland Rail and Babcock & Brown Limited for approximately $956.0 million, plus certain closing adjustments (ARG Sale). The ARG Sale is subject to closing conditions, including certain Australian government approvals, and is targeted to close in the second quarter of 2006. Simultaneous with the ARG Sale, GWI entered into an agreement to purchase Wesfarmers' 50-percent ownership of the remaining ARG operations, which are principally located in South Australia and the Northern Territory for approximately $15.0 million. In the first quarter of 2006, ARG contributed US$1.4 million to GWI's net income, or 10 percent of the total net income.

     GWI's results for the first quarter of 2006 included: (i) $1.0 million of after-tax expense (or $0.02 per share) from transaction costs associated with the ARG Sale (of which approximately 60 percent was incurred by GWI and reflected in North American net income and 40 percent was incurred by ARG and reflected in equity income), (ii) $0.8 million of after-tax expense (or $0.02 per share) from track washouts due to Cyclone Clare in Western Australia and
(iii) $0.7 million of after-tax expense (or $0.02 per share) for the cost of stock options due to the adoption of FAS123R.

     North American Results

     In the first quarter of 2006, GWI's North American revenue increased 34.4 percent to $113.0 million, compared to $84.1 million in the first quarter of 2005. Of this $28.9 million increase in revenue, $8.9 million was same- railroad revenue growth in the U.S. and Canada, $20.0 million was from the acquisition of rail lines from Rail Management Corporation and $0.9 million was from a rail property acquired from CSX. These gains were partially offset by a $0.9 million decrease in revenue in Mexico, where a portion of track has remained inoperable since Hurricane Stan in October 2005. The 11.8 percent growth in same-railroad revenue in the U.S. and Canada was primarily due to freight revenue increases of $4.1 million in coal, $1.5 million in metals and $0.9 million in pulp and paper.

     GWI's North American operating income in the first quarter of 2006 increased 54.7 percent to $22.1 million, compared with $14.3 million in the first quarter of 2005. The North American operating ratio improved by 2.5 percent to 80.5 percent in the first quarter of 2006, compared to an operating ratio of 83.0 percent in the first quarter of 2005.

     GWI's Mexico operations had an operating loss of $0.3 million in the first quarter of 2006 compared to operating income of $0.6 million in the first quarter of 2005. Excluding Mexico, GWI's North American operating ratio improved from 82.0 percent in the first quarter of 2005 to 78.8 percent in the first quarter of 2006.

     Australian Results (Equity Accounting)

     Revenue at GWI's 50 percent-owned subsidiary, ARG, decreased 0.8 percent to US$83.7 million in the first quarter of 2006, compared to US$84.4 million in the first quarter of 2005. This US$0.7 million decrease in revenue was primarily due to a 4.8 percent weakening of the Australian dollar. In Australian dollars, ARG's revenue increased 4.4 percent in the first quarter of 2006 compared to the first quarter of 2005 due to higher average revenue per carload, particularly from grain and iron ore, and the addition of the intermodal business between Adelaide and Melbourne. This increase was partially offset by a temporary weakness in iron ore traffic due to two mine shutdowns in Western Australia in the first quarter of 2006.

     ARG's operating income in the first quarter of 2006 was US$10.5 million, compared to operating income of US$13.8 million in the first quarter of 2005. ARG's operating ratio was 87.4 percent in the first quarter of 2006, compared to
83.6 percent in the first quarter of 2005. Operating income from ARG in the first quarter included US$1.1 million of transaction expenses related to the ARG Sale and US$2.2 million of expenses related to Cyclone Clare, which caused track washouts in Western Australia in January. ARG's operating results in the first quarter of 2005 were adversely impacted by two derailments by a third party operator on ARG's track in Western Australia, which cost approximately US$1.8 million.

     Equity income from ARG in the first quarter of 2006 was US$1.4 million, compared to US$2.3 million in the first quarter of 2005.

     Free Cash Flow

     For the quarter ended March 31, 2006, GWI's North American operations generated Free Cash Flow of $21.2 million (defined as Cash from Operations of $27.5 million less Cash used in Investing of $6.3 million, excluding Cash used for Acquisitions of $0) compared with $15.9 million (defined as Cash from Operations of $19.7 million less Cash used in Investing of $3.8 million, excluding Cash used for Acquisitions of $0) in the same period of 2005. See the attached schedule for a description and discussion of Free Cash Flow.

     Comments from the Chief Executive

     Mortimer B. Fuller III, Chairman and Chief Executive Officer of GWI, commented, "Our U.S. and Canada operations performed well ahead of our expectations for the first quarter, continuing to benefit from favorable industry conditions and good acquisition results. In contrast, our Mexico operations continue to struggle as we reconfigure traffic flows and maintain our dialogue with the Mexican authorities regarding rebuilding the washed out segment of the line. Overall, we are pleased with our North American results as earnings increased 47.8 percent in the first quarter."

     Mr. Fuller continued, "In Australia, ARG's operating performance was negatively impacted by expense related to the impact of Cyclone Clare, which struck Western Australia earlier this year. Additionally, ARG's first quarter results include transaction expenses related to the ARG Sale. We continue to expect that the sale of the Western Australia business and related assets, as well as our purchase of the remaining portion of the South Australia business, will close in the second quarter of 2006."

     As previously announced, GWI's conference call to discuss financial results for the first quarter will be held today at 11:00 a.m. (Eastern Time). The dial-in number for the teleconference is 800-230-1059 (if outside U.S., call 612-332-1213) or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's website (http://www.gwrr.com), by selecting "First Quarter Earnings Audio Webcast." An audio replay of the conference call will be accessible via the Investors tab of GWI's website starting at 2:30 p.m. this afternoon.

     About Genesee & Wyoming Inc.

     GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia. The Company operates over 9,300 miles of owned and leased track and more than 3,000 additional miles under track access arrangements.

     Cautionary Statement Concerning Forward-Looking Statements

     This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release. GWI disclaims any intention to update the current expectations or forward looking statements contained in this press release.

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                          Three Months Ended
                                                                March 31,
                                                        -----------------------
                                                           2006         2005
                                                        ----------   ----------
     REVENUES                                           $  112,982   $   84,081
     OPERATING EXPENSES                                     90,922       69,821
     INCOME FROM OPERATIONS                                 22,060       14,260

     INTEREST EXPENSE                                       (5,008)      (2,119)
     OTHER INCOME, NET                                         545           97

     INCOME BEFORE INCOME TAXES AND EQUITY
      EARNINGS                                              17,597       12,238

     PROVISION FOR INCOME TAXES                              4,998        3,716

     INCOME BEFORE EQUITY EARNINGS                          12,599        8,522

     EQUITY IN NET INCOME OF INTERNATIONAL
      AFFILIATES:
       AUSTRALIAN RAILROAD GROUP                             1,353        2,291
       SOUTH AMERICA                                            62           87

     NET INCOME                                             14,014       10,900

     BASIC EARNINGS PER SHARE:

       NET INCOME AVAILABLE TO COMMON
        SHAREHOLDERS                                    $     0.38   $     0.30

       WEIGHTED AVERAGE NUMBER OF SHARES
        OUTSTANDING                                         37,326       36,627

     DILUTED EARNINGS PER SHARE:

       NET INCOME                                       $     0.33   $     0.26

       WEIGHTED AVERAGE NUMBER OF SHARES
        OUTSTANDING                                         42,411       41,489

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                         March 31,  December 31,
                                                           2006         2005
                                                        ----------  ------------
     ASSETS
     CURRENT ASSETS:
         Cash and cash equivalents                      $   20,306  $     18,669
         Accounts receivable, net                           89,733        91,134
         Materials and supplies                              6,706         6,765
         Prepaid expenses and other                         15,176         8,298
         Deferred income tax assets, net                     1,995         4,230
           Total current assets                            133,916       129,096

     PROPERTY AND EQUIPMENT, net                           535,256       535,994
     INVESTMENT IN UNCONSOLIDATED AFFILIATES               135,473       136,443
     GOODWILL                                               31,208        31,233
     INTANGIBLE ASSETS, net                                134,313       135,444
     OTHER ASSETS, net                                      12,649        12,388
          Total assets                                  $  982,815  $    980,598

     LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES:
         Current portion of long-term debt              $    4,699  $      4,726
         Accounts payable                                   95,120        87,496
         Accrued expenses                                   24,398        28,270
          Total current liabilities                        124,217       120,492

     LONG-TERM DEBT, less current portion                  309,854       333,625
     DEFERRED INCOME TAX LIABILITIES, net                   62,017        59,891
     DEFERRED ITEMS - grants from
      governmental agencies                                 47,710        48,242
     DEFERRED GAIN - sale/leaseback                          3,140         3,217
     OTHER LONG-TERM LIABILITIES                            14,536        13,982
     MINORITY INTEREST                                       3,320         3,329

     TOTAL STOCKHOLDERS' EQUITY                            418,021       397,820
          Total liabilities and
           stockholders' equity                         $  982,815  $    980,598

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                               Three Months Ended
                                                         -------------------------------
                                                         March 31, 2006   March 31, 2005
                                                         --------------   --------------
     CASH FLOWS FROM OPERATING ACTIVITIES:
          Net income                                     $       14,014   $       10,900
          Adjustments to reconcile net income
           to net cash provided by operating
           activities-
           Depreciation and amortization                          7,311            4,990
           Amortization of restricted stock                         143               94
           Compensation cost related to stock
            options                                                 877                -
           Excess tax benefit from share-based
            payment arrangements                                 (2,341)               -
           Deferred income taxes                                  4,547            1,616
           Tax benefit realized upon exercise
            of stock options                                          -              111
           Net gain on sale and impairment of
            assets                                                  (94)             (67)
           Equity earnings of unconsolidated
            international affiliates                             (1,415)          (2,378)
           Minority interest expense                                 (9)               8
           Changes in assets and liabilities,
            net of effect of acquisitions -
             Accounts receivable                                  1,216           (3,452)
             Materials and supplies                                  22              458
             Prepaid expenses and other                            (520)            (184)
             Accounts payable and accrued expenses                4,004            6,396
             Other assets and liabilities, net                     (299)           1,232
                Net cash provided by operating
                 activities                                      27,456           19,724

     CASH FLOWS FROM INVESTING ACTIVITIES:
          Purchase of property and equipment,
           net of proceeds from government grants                (6,592)          (4,047)
          Proceeds from disposition of property
           and equipment, including sale/leasebacks                 306               85
          Valuation adjustment of split dollar life
           insurance                                                 12              114
                Net cash used in investing
                 activities                                      (6,274)          (3,848)

     CASH FLOWS FROM FINANCING ACTIVITIES:
          Principal payments on long-term
           borrowings, including capital leases                 (77,208)         (54,235)
          Proceeds from issuance of long-term
           debt                                                  53,500           48,000
          Proceeds from employee stock purchases                  2,365              437
          Purchase of treasury stock                                  -             (270)
          Excess tax benefit from share-based
           payment arrangements                                   2,341                -
                Net cash used in financing
                 activities                                     (19,002)          (6,068)

     EFFECT OF EXCHANGE RATE CHANGES ON
      CASH AND CASH EQUIVALENTS                                    (543)             (51)

     INCREASE IN CASH AND CASH EQUIVALENTS                        1,637            9,757
     CASH AND CASH EQUIVALENTS, beginning
      of period                                                  18,669           14,451
     CASH AND CASH EQUIVALENTS, end of period            $       20,306   $       24,208

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                   Selected Consolidated Financial Information
                             (dollars in thousands)
                                   (Unaudited)

                                                               Three Months Ended
                                                                   March 31,
                                               --------------------------------------------------
                                                        2006                       2005
                                               -----------------------    -----------------------
                                                               % of                       % of
                                                 Amount      Revenue        Amount      Revenue
                                               ----------   ----------    ----------   ----------
     Revenues:
          Freight                              $   85,514         75.7%   $   63,133         75.1%
          Non-freight                              27,468         24.3%       20,948         24.9%

             Total revenues                    $  112,982        100.0%   $   84,081        100.0%

     Operating Expense Comparison:
     Natural Classification
     Labor and benefits                        $   37,191         32.9%   $   28,884         34.4%
     Equipment rents                                9,906          8.8%        7,890          9.4%
     Purchased services                             7,351          6.5%        5,130          6.1%
     Depreciation and amortization                  7,311          6.5%        4,990          5.9%
     Diesel fuel                                   11,276         10.0%        7,937          9.4%
     Casualties and insurance                       2,783          2.5%        3,632          4.3%
     Materials                                      5,795          5.1%        4,208          5.0%
     Net gain on sale and impairment of
      assets                                          (94)        (0.1)%         (67)        (0.1)%
     Other expenses                                 9,403          8.3%        7,217          8.6%

     Total operating expenses                  $   90,922         80.5%   $   69,821         83.0%

     Functional Classification

     Transportation                            $   38,400         34.0%   $   28,886         34.4%
     Maintenance of ways and structures             9,926          8.8%        7,892          9.4%
     Maintenance of equipment                      16,432         14.5%       13,105         15.6%
     General and administrative                    18,947         16.8%       15,015         17.8%
     Net gain on sale and impairment of
      assets                                          (94)        (0.1)%         (67)        (0.1)%
     Depreciation and amortization                  7,311          6.5%        4,990          5.9%

     Total operating expenses                  $   90,922         80.5%   $   69,821         83.0%

                     GENESEE & WYOMING INC. AND SUBSIDIARIES
    North America Railroad Freight Revenues, Carloads and Average Revenue Per
                                     Carload
                          Comparison by Commodity Group
           (dollars in thousands, except average revenue per carload)

                                             Three Months Ended                  Three Months Ended
                                               March 31, 2006                      March 31, 2005
                                     ----------------------------------  ----------------------------------
                                                  Average                             Average
                                                  Revenue                             Revenue
                                     ----------------------------------  ----------------------------------
                                      Freight                    Per       Freight                  Per
     Commodity Group                  Revenues    Carloads    Carload     Revenues    Carloads     Carload
     ------------------------------  ----------  ----------  ----------  ----------  ----------  ----------
     Paper                           $   17,399      35,362  $      492  $   11,700      25,409  $      460
     Coal, Coke & Ores                   17,024      51,695         329      12,269      45,858         268
     Lumber & Forest Products             9,529      25,432         375       7,552      20,951         360
     Metals                               9,401      22,392         420       6,354      18,165         350
     Minerals & Stone                     8,199      20,039         409       5,601      14,065         398
     Petroleum Products                   6,451       8,562         753       6,871       8,783         782
     Chemicals-Plastics                   6,239      10,999         567       4,673       9,305         502
     Farm & Food Products                 6,136      16,210         379       4,759      13,372         356
     Autos & Auto Parts                   1,666       3,434         485       1,830       3,954         463
     Intermodal                             451       1,035         436         501       1,143         438
     Other                                3,019      13,614         222       1,023       3,781         271

     Totals                          $   85,514     208,774         410  $   63,133     164,786         383

                        AUSTRALIAN RAILROAD GROUP PTY LTD
                        CONSOLIDATED STATEMENTS OF INCOME
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                     Three Months Ended
                                               -------------------------------
                                               March 31, 2006   March 31, 2005
                                               --------------   --------------
     REVENUES                                  $       83,719   $       84,379
     OPERATING EXPENSES                                73,179           70,577
     INCOME FROM OPERATIONS                            10,540           13,802

     INTEREST EXPENSE                                  (6,750)          (7,412)
     OTHER INCOME, NET                                     98              179

     INCOME BEFORE TAX                                  3,888            6,569

     PROVISION FOR INCOME TAX                           1,184            1,983

     NET INCOME                                $        2,704   $        4,586

     Australian Railroad Group Pty Ltd is 50%-owned by Genesee & Wyoming Inc.

                        AUSTRALIAN RAILROAD GROUP PTY LTD
                           CONSOLIDATED BALANCE SHEETS
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                               March 31, 2006  December 31, 2005
                                               --------------  -----------------
     ASSETS

     CURRENT ASSETS:
         Cash and cash equivalents             $       17,654  $          12,515
         Accounts receivable, net                      41,382             54,257
         Materials and supplies                        11,956             11,226
         Prepaid expenses and other                       747              2,323
           Total current assets                        71,739             80,321

     PROPERTY AND EQUIPMENT, net                      548,002            551,849
     DEFERRED INCOME TAX ASSETS, net                   64,794             67,834
     OTHER ASSETS, net                                  7,661              7,799
           Total assets                        $      692,196  $         707,803

     LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES:
         Accounts payable                              18,419             25,473
         Accrued expenses                              28,542             32,890
         Current income tax liabilities                    83                 10
           Total current liabilities                   47,044             58,373

     LONG-TERM DEBT                                   358,350            359,415
     DEFERRED INCOME TAX LIABILITIES, net              23,892             24,599
     OTHER LONG-TERM LIABILITIES                       12,076             11,121
     FAIR VALUE OF INTEREST RATE SWAPS                  3,744              4,735
           Total non-current liabilities              398,062            399,870

     REDEEMABLE PREFERRED STOCK OF
      STOCKHOLDERS                                     15,476             15,838

     TOTAL STOCKHOLDERS' EQUITY                       231,614            233,722
           Total liabilities and

            stockholders' equity               $      692,196  $         707,803

     Australian Railroad Group Pty Ltd is 50%-owned by Genesee & Wyoming Inc.

                        AUSTRALIAN RAILROAD GROUP PTY LTD
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                        Three Months Ended
                                                 -------------------------------
                                                 March 31, 2006   March 31, 2005
                                                 --------------   --------------
     CASH FLOWS FROM OPERATING ACTIVITIES:
          Net income                             $        2,704   $        4,586
          Adjustments to reconcile net income
            to net cash provided by operating
            activities-
            Depreciation and amortization                 8,468            7,602
            Deferred income taxes                         1,381            3,392
            Net gain on sale and impairment
             of assets                                      (22)            (327)
            Changes in assets and liabilities             3,166           (9,629)
                Net cash provided by operating
                 activities                              15,697            5,624

     CASH FLOWS FROM INVESTING ACTIVITIES:
          Purchase of property and equipment            (17,975)         (14,664)
          Proceeds from disposition of property
           and equipment                                    524              661
                Net cash used in investing
                 activities                             (17,451)         (14,003)

     CASH FLOWS FROM FINANCING ACTIVITIES:
          Proceeds from borrowings                        7,272                -
                Net cash provided by financing
                 activities                               7,272                -

     EFFECT OF EXCHANGE RATE DIFFERENCES
      ON CASH AND CASH EQUIVALENTS                         (379)            (285)

     INCREASE (DECREASE) IN CASH AND CASH
      EQUIVALENTS                                         5,139           (8,664)
     CASH AND CASH EQUIVALENTS, beginning
      of period                                          12,515           21,217
     CASH AND CASH EQUIVALENTS, end of period    $       17,654   $       12,553

     Australian Railroad Group Pty Ltd is 50%-owned by Genesee & Wyoming Inc.

                        AUSTRALIAN RAILROAD GROUP PTY LTD
                   Selected Consolidated Financial Information
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                               Three Months Ended
                                                                   March 31,
                                               --------------------------------------------------
                                                        2006                       2005
                                               -----------------------    -----------------------
                                                               % of                       % of
                                                 Amount      Revenue        Amount      Revenue
                                               ----------   ----------    ----------   ----------
     Revenues:
          Freight                              $   69,618         83.2%   $   69,339         82.2%
          Non-freight                              14,101         16.8%       15,040         17.8%

             Total railroad revenues           $   83,719        100.0%   $   84,379        100.0%

     Operating Expenses:
     Natural Classification
     Labor and benefits                        $   19,295         23.0%   $   17,104         20.3%
     Equipment rents                                  916          1.1%          883          1.0%
     Purchased services                            13,428         16.0%       17,370         20.6%
     Depreciation and amortization                  8,468         10.1%        7,602          9.0%
     Diesel fuel used in operations                 8,983         10.7%        7,219          8.6%
     Diesel fuel for sales to third
      parties                                       3,905          4.7%        5,710          6.8%
     Casualties and insurance                       5,770          6.9%        4,629          5.5%
     Materials                                      4,368          5.2%        3,651          4.3%
     Net gain on sale and impairment
      of assets                                       (22)         0.0%         (327)        (0.4)%
     Other expenses                                 8,068          9.7%        6,736          7.9%

     Total operating expenses                  $   73,179         87.4%   $   70,577         83.6%

     Functional Classification
     Transportation                            $   32,835         39.2%   $   32,569         38.6%
     Maintenance of ways and structures             8,995         10.7%        9,427         11.2%
     Maintenance of equipment                       6,927          8.3%        8,006          9.5%
     General and administrative                    15,976         19.1%       13,300         15.7%
     Net gain on sale and impairment
      of assets                                       (22)         0.0%         (327)        (0.4)%
     Depreciation and amortization                  8,468         10.1%        7,602          9.0%

     Total operating expenses                  $   73,179         87.4%   $   70,577         83.6%

     Australian Railroad Group Pty Ltd is 50%-owned by Genesee & Wyoming Inc.

                        AUSTRALIAN RAILROAD GROUP PTY LTD
     Australian Railroad Freight Revenues, Carloads and Average Revenue Per
                                     Carload
                          Comparison by Commodity Group
                           (U.S. dollars in thousands)
                                   (Unaudited)

                                             Three Months Ended                  Three Months Ended
                                               March 31, 2006                      March 31, 2005
                                     ----------------------------------  ----------------------------------
                                                  Average                             Average
                                                  Revenue                             Revenue
                                     ----------------------------------  ----------------------------------
                                      Freight                   Per       Freight                   Per
     Commodity Group                  Revenues    Carloads    Carload     Revenues    Carloads    Carload
     ------------------------------  ----------  ----------  ----------  ----------  ----------  ----------
     Grain                           $   21,641      53,455  $      405  $   22,115      54,620  $      405
     Other Ores and
      Minerals                           13,890      25,844         537      15,576      26,680         584
     Iron Ore                            13,049      45,332         288      12,633      52,989         238
     Alumina                              5,626      40,128         140       5,560      40,061         139
     Bauxite                              3,617      35,302         102       3,662      33,970         108
     Hook and Pull
      (Haulage)                           2,051       3,218         637         338         685         493
     Gypsum                               1,360      13,637         100         988      11,156          89
     Other                                8,384      19,808         423       8,467      17,808         475

     Total                           $   69,618     236,724         294  $   69,339     237,969         291

     Australian Railroad Group Pty Ltd is 50%-owned by Genesee & Wyoming Inc.

                    Free Cash Flow Description and Discussion

     Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities less Net Cash Used in Investing Activities, excluding the Cost of Acquisitions. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as required dividend payments and principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with Generally Accepted Accounting Principles.

     The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities to GWI's Free Cash Flow:

                                                         Years Ended March 31,
                                                        -----------------------
                                                           2006         2005
                                                        ----------   ----------
     Net cash provided by operating activities          $   27,456   $   19,724
     Net cash used in investing activities                  (6,274)      (3,848)
     Cash used for acquisitions                                  -            -
     Free cash flow                                     $   21,182   $   15,876


     CONTACT: Christopher Capot, Director - Corporate Communications, +1-203-629-3722, cell: +1-203-379-8019, or Investors: T. J. Gallagher, CFO,
+1-203-629-3722, both of Genesee & Wyoming Inc.

SOURCE  Genesee & Wyoming Inc.
     -0-                             05/02/2006
     /CONTACT: Christopher Capot, Director - Corporate Communications, +1-203-629-3722, cell: +1-203-379-8019, or Investors: T. J. Gallagher, CFO,
+1-203-629-3722, both of Genesee & Wyoming Inc./
     /Web site:  http://www.gwrr.com /